DATED THIS 23rd DAY OF FEBRUARY 2007

Between

Elwin Group Limited

...Borrower

And

Shenyang Fangyuan Group Kangping Aluminium Factory Co. Ltd. 沈阳方圆集团康平铝厂有限公司

And

Mr. Feng Shu Shun (冯书顺)

And

Legacy Global Resources Limited

... Lender

****

CONVERTIBLE LOAN AGREEMENT

****

DREW & NAPIER LLC
ADVOCATES & SOLICITORS
SINGAPORE

CERTIFIED TRUE COPY

SUSAN SIM
Advocate & Solicitor
Singapore

THIS AGREEMENT is made on the 23 February 2007

BETWEEN:-

(1) **Elwin Group Limited** (IBC No.: 622649), a company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("**Borrower**");

(2) **Shenyang Fangyuan Group Kangping Aluminium Factory Co. Ltd.** 沈阳方圆集团康平铝厂有限公司 (Business Registration Certificate No.:0017586), a company established in the PRC and having its lawful address at 沈阳市康平县胜利工业区 (the "**Company**");

(3) **Mr. Feng Shu Shun (冯书顺)** (PRC Passport No: G02810718) of 507, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000 ("**FSS**");

(4) **Legacy Global Resources** Limited (Certificate of Incorporation No.: 146804B), a company incorporated in the Commonwealth of the Bahamas and having its mailing address at 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC (the "**Lender**").

Each a "**Party**" and collectively referred to as the "**Parties**".

WHEREAS:-

(1) The Borrower is a company incorporated in the British Virgin Islands and has as its sole shareholder Addup Limited a company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("Addup").

(2) The sole shareholder of the Addup is Apex Capital Group Inc., a company incorporated in the state of Neveda, United States of America with its business address at 69930 Highway 111, Suite 100 Rancha Mirage, CA 92270 ("***Apex***"). The shareholders of Apex are FSS holding ninety point six seven percent (90.67%) of the share capital of

Apex with other investors holding the balance nine point three three percent (9.33%);

(2) By a sale agreement made between the Borrower, FSS and Liu Yu Ying (PRC Passport No G20780844) of 507, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000 ("**LYY**") and dated 10 August 2006 and amended on 20 November 2006 ("**Sale Agreement**"), FSS and LYY agreed to transfer to the Borrower all the registered capital in the Company. All necessary approvals from the competent authorities within the PRC have been obtained save for the payment of the purchase price under the Sale Agreement ("**Purchase Price**");

(3) At the request of the Borrower and the FSS and subject to the terms and conditions hereinafter appearing, the Lender has agreed to make available to the Borrower a convertible loan amount of United States Dollar Twelve Million US$ 12,000,000.00 on the terms and conditions hereinafter provided.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings:

"**this Agreement**" means this agreement as the same may be amended, supplemented or otherwise modified from time to time;

"**Additional Interest**" means the sum calculated in accordance with Clause 11.1(i);

"**Audited Accounts**" means the audited financial statements of the Group Companies audited according to US GAAP Standards or International Financial Reporting Standards (as the case may be) for the relevant financial year (comprising a balance sheet, profit and loss account, cash flow statement, and notes and directors' and auditors' report) by a firm of accountants acceptable to the Lender;

"**Availability Period**" means the period from the date of this Agreement to the 30 March 2007 (both dates included) or such later date as the Lender and Borrower may agree;

"Bank Account" means the bank accounts with a financial institution in Singapore and/or Hong Kong which is opened in the name of the Borrower and to be operated in the following manner:

(i) for sums of S$50,000 and below for a single transaction, one signatory appointed by the Lender subject to the approval of FSS and the Chief Financial Officer of the Company; and

(ii) for sums above S$50,000 for a single transaction, by two signatories, one each appointed by the Borrower and the Lender ;

"Business Day" means a day on which commercial banks in Singapore are open for the transaction of the business required to be transacted in Singapore on that day for the purpose of this Agreement;

"Conversion Period" means a period commencing from the date of Drawing up until and inclusive of the Repayment Date or the Extended Repayment Date (as the case may be);

"Converted Shares" means the shares in the Listco obtained by the Lender in accordance with Clause 8 upon the conversion of the Loan;

"Costs" means the costs set out in Clause 21.1;

"United States Dollar" and the sign "US$" respectively mean the lawful currency of the United States of America;

"Drawing" means the drawing made by the Borrower in relation to the Loan;

"Drawdown" means the drawdown of the Loan by the Borrower;

"Elwin Charge" means the charge duly executed by the Elwin Chargor of all rights, interests and benefits in the Elwin Shares in favour of the Lender as security for the Loan, in form and substance satisfactory to the Lender and pursuant to and in accordance with the terms and conditions of this Agreement;

"Elwin Chargor" means Addup;

"Elwin Charge Documents" means collectively the following documents or where the

context so requires any one of them:

(i) duly executed share transfer forms of the Elwin Shares by the Elwin Chargor with the Lender as transferee in respect of the Elwin Shares (undated);

(ii) duly executed shareholders' resolution of the Borrower in the form set out in Schedule 1 approving the transfer of the Elwin Shares (undated);

"Elwin Shares" means all the 50,000 ordinary and paid up shares of Elwin comprising of all the share capital of Elwin;

"Event of Default" and **"Events of Default"** mean any, each or all (as the context may require) of the Events of Default mentioned in Clause 13 hereof;

"Exchange Rate" means the inter-bank exchange rate between the US$, S$ and the Rmb quoted by banks in Singapore at 5pm on the date approval for the Listing has been issued by the relevant authorities;

"Extended Repayment Date" means:

(i) the date 6 months from the date of submission of an application for Listing to the stock exchange authority of Singapore or Hong Kong for their approval provided that the date of submission shall be before 30 June 2008 and evidence of such submission shall be given to the Lender; or

(ii) any such date as may be extended by the Borrower with the Lender's written consent;

"FY" means the financial year of any Group Company as the case may be;

"Group Companies" means collectively Apex, the Addup, the Borrower, the Company and any companies set up pursuant to the Restructuring Exercise, and **"Group Company"** means any one of them;

"Guarantee" means the personal guarantee granted by the Guarantor in favour of the Lender as security for all sums due and payable to the Lender by the Borrower under this Agreement and in form and substance satisfactory to the Lender;

"Guarantor" means FSS;

"Loan" means the aggregate principal amount of the convertible loan of

US$12,000,000.00 or, as the case may be, the outstanding principal amount of such loan;

"**Listco**" means as the case may be the Borrower or any Group Company, which is to be Listed;

"**Listed**" means the listing of the shares of the Borrower on the stock exchanges of Singapore or Hong Kong and "**Listing**" means the process of the shares of the Borrower being Listed;

"**month**" means a calendar month;

"**PRC**" means the People's Republic of China;

"**Repayment Date**" means the 30 June 2008 or any such date as may be extended by the Borrower with the Lender's written consent;

"**Restructuring Exercise**" means the restructuring of the Group Companies in preparation for the Listing , including the set-up of any intermediary holding companies and/or the liquidation of any Group Companies;

"**Rmb**" means Renminbi yuan, the lawful currency of the PRC;

"**Security Documents**" means collectively the Elwin Charge, the Guarantee and any other security documents executed or to be executed in favour of the Lender;

"**Share Capital**" means the total share capital of the Listco at the time when the Lender converts the Loan for Shares;

"**Shares**" means the ordinary shares of US$1.00 each in the Share Capital to be issued by the Listco as fully paid up and ranking pari passu with all issued and paid up shares of the Borrower;

"**Singapore Dollar**" and the sign "S$" respectively mean the lawful currency of the Republic of Singapore;

"**Subsidiaries**" means collectively the Company and any other company incorporated within the PRC, with at least the majority of the registered capital held by the Borrower;

"Total Indebtedness" means

(a) the Loan; and

(b) all interests, fees, costs, expenses and other moneys whatsoever which are expressed to be payable, by the Borrower under this Agreement.

1.2 Except to the extent that the context otherwise requires, any reference in this Agreement to:

(a) "borrowed money" includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances, deposits and leasing), or for the deferred purchase price of assets or services;

(b) a "guarantee" includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

(c) "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

(d) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality); and

(e) "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets, rights or interest of whatsoever nature or any agreement for any of the same.

1.3 The words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4 Unless the context otherwise requires, words importing the singular number include the plural number and vice versa.

1.5 References herein to Clauses are references to Clauses of this Agreement.

1.6 Reference to any statute shall be deemed to be references to that statute as from time to time amended or re-enacted with or without modification.

1.7 The headings to the Clause hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

2. LOAN

2.1 Subject to the provisions of this Agreement and in particular to those of Clause 4, The Lender will make available to the Borrower the Loan comprising of United States Dollar Twelve Million (US$12,000,000.00) in the manner hereinafter provided.

2.2 The Costs shall be payable by the Borrower in advance by way of deduction by the Lender from the Loan.

3. UTILISATION OF LOAN

3.1 Subject to Clause 2.2, the Loan shall be utilised in accordance with the following manners:

(i) United States Dollar One Million and Eight Hundred Thousand (US$1,800,000.00) (less the Costs) shall be utilised towards all expenses and incurred in connection with the Listing, fund raising, professional consultancy or relevant administrative costs of the Borrower;

(ii) United States Dollar Ten Million and Two Hundred Thousand (US$10,200,000.00) shall be utilised towards payment of sixty percent (60%) of the Purchase Price for the acquisition of the Company by the Borrower. In this respect and subject to Clause 11.2, FSS shall, and shall procure LYY to, from the monies received from the payment of the Purchase Price, grant an interest free loan for an amount equivalent to US$9,200,000 for the Company's working capital.

The Lender shall be entitled (but shall not be obliged) to see to the utilisation of the Loan for this purpose.

4. CONDITIONS PRECEDENT AND AVAILABILITY

4.1 The right of the Borrower to make the Drawing and the obligation of the Lender to permit the same shall be subject to the following conditions precedent, that is to say:

(a) The completion of due diligence exercise on business, legal, financial and other aspects of the Borrower and the Company; to be carried out by the Lender and/or its advisers and agents, and the result of which is being satisfactory to the Lender;

(b) A legal opinion issued by a PRC law firm as to PRC laws that the structure of the Borrower and the Subsidiaries as at the date of this Agreement will not contravene or breach any laws of the PRC in respect of the proposed Listing;

(c) A legal opinion issued by a Law firm from the United States of America acceptable to the Lender confirming in terms satisfactory to the Lender that the existing shareholding structure and the Restructuring Exercise will not be an impediment to the Listing;

(d) There shall not exist at or prior to the Drawing an Event of Default or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default;

(e) All representations, warranties and statements contained herein or otherwise made in writing in connection herewith or therewith or in any certificate or statement furnished pursuant to any provisions hereof or thereof or in any document or instrument referred to herein or therein shall be true and correct with the same effect as though made on the date on which the Drawing was made;

(f) The opening of the Bank Account;

(g) The Lender shall have received, in form and substance satisfactory to it, the following:

(i) a copy, certified as a true copy by the sole director of the Borrower, of the memorandum in writing made by the sole director of the Borrower in the form set out in Schedule 2, which is in full force and effect,

approving the terms of this Agreement and authorising a person or persons to sign this Agreement, the notice of Drawdown and any other documents to be given from time to time pursuant to this Agreement on behalf of the Borrower;

(ii) a copy, certified as a true copy by the sole director of Company, of the resolutions passed by the sole director of the Company in the form set out in Schedule 3, which is in full force and effect, approving the terms of this Agreement and authorising a person or persons to sign this Agreement any other documents to be given from time to time pursuant to this Agreement on behalf of the Company;

(iii) a copy, certified as a true copy the sole director of the Borrower, of the shareholders' resolutions of the Borrower which have been passed unanimously by all the shareholders of the Borrower in the form set out in Schedule 4 approving the terms of this Agreement and any other documents to be given from time to time pursuant to this Agreement;

(iv) the duly executed Elwin Charge;

(v) a copy, certified as a true copy by the sole director of Addup, of the memorandum in writing made by the sole director of Addup in the form set out in Schedule 5, which is in full force and effect, approving the terms of the Elwin Charge and authorising a person or persons to sign the Elwin Charge and any other documents to be given from time to time pursuant to this Agreement or the Elwin Charge on behalf of Addup;

(vi) the deposit of the share certificates of the Elwin Shares and the Elwin Charge Documents with an escrow agent jointly appointed by the Elwin Chargor and the Lender on such terms and conditions as shall be agreed by them;

(vii) the duly executed Guarantee by the Guarantor;

(viii) the share certificates in respect of all the shares of Addup together with the Common Seal of Addup;

(ix) the share certificates in respect of all the shares of Apex held by FSS;

(x) the duly executed notice of Drawdown in the form as set out in Schedule 6;

(xi) The Audited Accounts or proforma accounts of the Company for FY 2004 and FY 2005 and the consolidated financial statements of the Company (unaudited) for the first half of FY 2006 prepared by a firm of accountants acceptable to the Lender, the contents of which are satisfactory to the Lender; and

(xii) any other document which the Lender may reasonably require

(h) The Lender shall have been satisfied that:

(i) all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement and to constitute the same legal, valid and binding obligations of the Borrower thereof enforceable in accordance with their respective terms, shall have been done and performed and have happened in due and strict compliance with all applicable laws;

(ii) there is no breach of any of the terms, conditions and undertakings herein contained by the Borrower and all the representations and warranties herein and therein contained respectively are true and correct; and

(iii) there is no material adverse change in the operations or financial condition of the Borrower.

4.2 The Lender may, at the request of the Borrower, waive compliance with any of the aforesaid conditions on such terms as the Lender may deem fit.

5. **DRAWDOWN OF LOAN**

5.1 Subject to the terms and conditions of this Agreement, and in particular to all the conditions precedent under Clause 4.1 being complied with, the Borrower may during the Availability Period on any Business Day make one Drawing of the Loan in full (less the Costs) and the Lender shall, subject to the other provisions of this Agreement advance the Loan (less the Costs) to the Borrower in one lump sum.

5.2 The Loan (less the Costs) shall during the Availability Period be disbursed to the Borrower by the Lender under this Agreement in the following manner:

(a) the Loan (less the Costs) shall be paid into the Bank Account; and

(b) a sum of US$ 1,800,000 (less the Costs) shall be retained in the Bank Account for the purposes of Clause 3.1(i) with the balance to be paid to FSS and LYY (in accordance with the terms and conditions of the Sale Agreement) for the purpose of making payment of sixty percent (60%) of the Purchase Price.

6. SECURITY FOR THE LOAN

The Loan shall be secured by, *inter alia*, the Elwin Charge and the Guarantee.

7. REPAYMENT AND PREPAYMENT OF LOAN

7.1 The Borrower shall repay to the Lender the whole of the Loan in accordance with the terms and conditions of this Agreement.

7.2 Interest shall be calculated and payable on the Loan at 12% per annum on the basis of the actual number of days elapsed (based on 365 days a year) ("**Interest**"). For the avoidance of doubt, in the event that the Loan is converted pursuant to Clause 8 herein or the Borrower is Listed on or before the Repayment Date or the Extended Repayment Date as the case may be, no interest is payable on the Loan. Otherwise the Interest and the Additional Interest will be payable on the Loan at the rate specified herein on the Repayment Date or on the Extended Repayment Date (as the case may be).

7.3 All payments to be made by the Borrower under this Agreement shall be made by the Borrower on the Repayment Date or the Extended Repayment Date (as the case may be) to the Lender by way of a bank draft or telegraphic transfer to the Lender's bank account as shall be designated by the Lender.

7.4 If any sum becomes due for payment under or pursuant to this Agreement on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

7.5 In the event that any payment is not made on or before the due date, interest shall accrue on such unpaid amounts at the rate of twelve per cent (12%) per annum from the Repayment Date or the Extended Repayment Date (as the case may be) up to the date of actual payment.

7.6 No prepayment shall be made of the Loan.

8. CONVERSION

8.1 The Lender shall have the right at any time during the Conversion Period by giving the duly executed notice of conversion in the form as set out in Schedule 7 to the Borrower to convert the whole (and not part) of the Loan for the Shares in the Listco based on the following formula:

$$\textbf{Number of Shares (\% of Share Capital)} = \frac{\textbf{12,000,000}}{\textbf{(NPAT 2007 X PE X 50\%)}}$$

Where:

(a) "**NPAT 2007**" means the audited net profit after tax or audited net profit after tax forecast for FY 2007 of the Group Companies; and

(b) "**PE**" means the proposed price earnings ratio of the shares in the Borrower determined at the time of conversion by the Lender by discussions between the Borrower, the Lender and the issue manager.

8.2 Where the actual price earning ratio of the shares in the Borrower determined on Listing ("**Actual PE**") differs from that used in the formula set out in Clause 8.1, an adjustment will be made in the following manner:

(a) The adjustment will be made in the form of an adjustment of the number of Converted Shares issued by the Listco or in cash as the Parties may agree.

(b) Where the Actual PE is less than the PE used in the conversion, the Borrower/Listco will either:

(i) pay the difference ("**Difference**") to the Lender within 14 Business Days

from the date of determination of the Actual PE together with interest at the rate of twelve percent (12%) per annum calculated from the date of Drawdown until the date of actual repayment by the Borrower to the Lender (both days inclusive);or

(ii) issue more Converted Shares for an amount equivalent in value to the Difference based on the formula set out in Clause 8.1;

(c) Where the Actual PE is greater than the PE used in the conversion, the Lender will either:

(i) pay the Difference to the Borrower/Listco within 14 Business Days from the date of determination of the Actual PE; or

(ii) return to the Borrower/Listco for cancellation such number of Converted Shares for an amount equivalent in value to the Difference based on the formula set out in Clause 8.1;

(d) The Difference will be calculated in the following manner:

(i) The Actual PE will be utilised in the formula in Clause 8.1 substituting for the PE to determine the difference in the number of the Shares obtained upon conversion (whether more or less) (**"Percentage Difference"**);

(ii) The Difference will then be calculated based on the following:

Difference ($) = Percentage Difference X (NPAT 2007 X PE X 50%)

8.3 For the purposes of this Clause, the NPAT shall be based on the Audited Accounts for FY 2007 or if not available then from the financial statements and other management reports as verified by a firm of accountants acceptable to the Lender.

8.4 Upon conversion by the Lender, the total number of Converted Shares shall not exceed 49% of the Share Capital. In the event that the total number of Converted Shares exceed 49% of the Share Capital, then the Loan conversion will be capped to the limit of 49% of the Share Capital and any excess Loan will be repaid to the Lender within 14 Business Days from the date of conversion together with interest at the rate of twelve percent (12%) per annum calculated from the date of Drawdown until the date of actual repayment by the Borrower to the Lender (both days inclusive). ~~The maximum limit of 49% of the Share Capital set out herein, will not be applicable where the limit is~~

~~exceeded due only to a shortfall in profits for NPAT 2007.~~

8.5 The Lenders agree that the sale of the Converted Shares will be subject to any moratorium imposed by the relevant authorities upon the Listing.

8.6 The Borrower undertakes with the Lender that the Shares so converted and transferred pursuant to Clause 8.1 shall rank pari passu in all respects with the other existing issued and paid up Share Capital.

8.7 The Exchange Rate shall be used at all times in any conversion between US$,S$ and Rmb.

8.8 On conversion, the Loan so converted shall cease to be payable by the Borrower.

9. SET-OFF AND WITHHOLDINGS

All payments (whether of principal, fees or otherwise) to be made by the Borrower under this Agreement shall be made without set-off or counter-claim of any kind whatsoever.

10. WARRANTIES AND REPRESENTATIONS

10.1 The Borrower, the Company and FSS hereby jointly and severally warrants and represents to the Lender that, except as disclosed in writing to the Lender, the following are true and correct and that none of the following are untrue or misleading in any way:-

(a) that Apex was duly incorporated in the State of Neveda, United States of America and Apex has a share capital of 32,194,761 shares with FSS holding 29,190,241 shares or 90.67 % of the share capital with the balance held by other investors;

(b) that Addup was duly incorporated in the British Virgin Islands and is validly existing under the laws of the British Virgin Islands and the Addup has a share capital of 50,000 shares of US$1.00 each with 50,000 shares paid up and issued to Apex;

(c) that the Borrower was duly incorporated in the British Virgin Islands and is validly existing under the laws of the British Virgin Islands and the Borrower

has a share capital of 50,000 shares of US$1.00 each with 50,000 shares paid up and issued to Addup;

(d) that each of the Subsidiaries was duly incorporated in the PRC and is validly existing under the laws of the PRC;

(e) Upon completion of the transaction contemplated under the Sale Agreement, Elwin will be the sole investor and holder of all the registered capital of the Company;

(f) The Borrower and/or the Subsidiaries have good title to all real property and good title to all personal property owned by it, in each case which is material to its businesses. Any real property and facilities held under lease by the Borrower or the Subsidiaries are held by them under valid, subsisting and enforceable leases;

(g) that this Agreement when executed and delivered to the Lender and when the obligations of the Borrower under Clause 4 of this Agreement and the obligations of the Lender under Clause 5 of this Agreement are both fulfilled will constitute valid and binding obligations of the Borrower, the Company and FSS in accordance with its terms;

(h) the Security Documents, when executed and delivered to the Lender, constitute valid and legally binding obligations of the Guarantor and the Elwin Chargor;

(i) that all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement to constitute the same valid obligations of the Borrower or the Company or the FSS, as the case may be, in accordance with its terms have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(j) that the Borrower and the Subsidiaries have full power, authority and all necessary licences and approvals as may be required under the laws of their respective jurisdictions to carry on the business currently carried on by them respectively and the Borrower, FSS, the Company, the Guarantor and the Elwin Chargor have the full power and authority to execute this Agreement, the Security Documents and other instruments, documents and agreements incidental hereto and thereto respectively;

(k) that the Borrower or any of the Subsidiaries has not committed, under any agreement to which it is a party or by which it is bound, a default which might have a material adverse effect on their respective businesses, assets or financial condition;

(l) that there are no litigation, arbitration or administrative proceedings (current, pending, threatened or otherwise) before any court, tribunal, government agency or administrative body by, against or affecting the Borrower and or any of the Subsidiaries which if adversely determined would materially affect a) the condition (financial or otherwise) of the Borrower and/or any of the Subsidiaries; b) the ability of the Borrower and/or any of the Subsidiaries to perform and discharge their respective obligations under this Agreement;

(m) that no steps have been taken or are being taken to appoint a receiver and/or manager over, or to wind up or declare bankrupt (as the case may be) Addup, the Borrower, any of the Subsidiaries or the Guarantor;

(o) that Addup, the Borrower and/or the Subsidiaries have filed all tax returns which they are required by law to file and has paid all taxes, assessments, fees and other governmental charges assessed against it or upon any of its properties, assets, income or franchises;

(p) that Addup, the Borrower and/or the Subsidiaries are not in default in the payment or performance of any of their respective obligations for borrowed money and no Event of Default referred to in Clause 13 and no condition, event or act, which with the giving of notice or lapse of time or both would constitute such an Event of Default, has occurred or is anticipated;

(q) that neither the execution and delivery of this Agreement nor the performance of any of the terms hereof will contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which Addup, the Borrower, any of the Subsidiaries or FSS or the Guarantor is bound or affected;

(r) that there is no law, ordinance, decree or similar enactment binding on the Borrower, any of the Subsidiaries or the Guarantor and no provision of any existing mortgage, trust deed, contract, licence, concession or agreement binding on the Borrower, any of the Subsidiaries or the Guarantor which are

contravened by their performance or observance of any of their obligations hereunder respectively.

(s) The principal business activities of the Group Companies is the manufacturing and extraction of Aluminum and Aluminum products.

(t) Accounts

(i) The Audited Accounts have been prepared in accordance with all applicable laws and regulations and on a consistent basis in accordance with accounting principles, standards and practices of US GAAP Standards or International Financial Reporting Standards (as the case may be) so as to give a true and fair view of the state of affairs of each Group Company at the date respectively stated therein and of the profits and losses for the period concerned and as at that date make:

(1) full provision for all actual liabilities;

(2) proper provision (or note in accordance with good accountancy practice) for all contingent liabilities; and

(3) provision reasonably regarded as adequate for all bad and doubtful debts.

(ii) The stock and work-in-progress were included in the Audited Accounts at figures not exceeding the amounts which could in the circumstances existing at the date of the respective accounts reasonably be expected to be realised in the normal course of carrying on the business of each Group Company.

(iii) Full provision or reserve has been made in the Audited Accounts for all taxation liable to be assessed on each Group Company.

(iv) In the Audited Accounts, the fixed assets of each Group Company have been depreciated in accordance with accounting principles, standards and practices of US GAAP Standards or International Financial Reporting Standards (as the case may be).

(v) Proper provision or reserve for deferred taxation in accordance with the applicable accounting principles and standards has been made in the Audited Accounts.

(vi) Each Group Company does not, or as the case may be, shall not have any outstanding loan capital, nor has it factored any of its debts, or engaged

in financing of a type which is not shown or reflected in the Audited Accounts, or borrowed any money which it has not repaid.

(vii) There are no liabilities (including contingent liabilities) which are outstanding on the part of each Group Company, other than those liabilities which have arisen in the ordinary course of business since the date to which the relevant accounts were prepared and the reserves reflected in such accounts, are adequate, appropriate and reasonable.

(viii) No transaction of any material importance to which any member of each Group Company has been party has taken place which, if it had taken place on or before the date of the respective accounts, would have been required to be disclosed or reflected in the Audited Accounts.

(ix) All accounts receivables of each Group Company as reflected in Audited Accounts, represent sales actually made in the ordinary course of business, are current and collectible net of any reserves shown on such accounts (which reserves and adequate and were or shall be calculated in a manner consistent with past practice).

(u) <u>Changes in since the balance sheet date</u>

Since the balance sheet date of the Audited Accounts:

(i) the principal business activities of the Group Companies has been substantially the same which is carried on in the ordinary course and so as to maintain the same as a going concern;

(ii) the Group Companies have not disposed of any assets or assumed or incurred any material liabilities (including contingent liabilities) otherwise than in the ordinary course of carrying on their business;

(iii) the business of the Group Companies has not been materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and the Lender after making due and careful enquiries are not aware of any facts which are likely to give rise to any such effects;

(iv) no dividend or other distribution has been declared, made or paid to its members of the Group Companies except as provided for in the relevant balance sheet;

(v) neither turnover nor trading position of the Group Companies has materially deteriorated;

(vi) the Group Companies have not suffered any damage, destruction or casualty loss, whether covered by insurance or not adversely affecting its business, operations or financial condition;

(vii) the Group Companies have not cancelled any debts or waived any claims or rights of substantial value;

(viii) the Group Companies have not made any change in any method of accounting or accounting practice; and

(ix) there has not been any reduction in the net tangible assets of the Group Companies.

(v) Taxation

(i) All taxes assessed or imposed by any government or governmental or statutory body upon each Group Company and which are due and payable have been paid and were paid for on or before the relevant due date for payment.

(ii) Each Group Company has not paid or, since the balance sheet date of the Audited Accounts, become liable to pay any penalty or interest under any taxation statute.

(iii) Each Group Company has not been the subject of any investigation, discovery or access order by or involving any taxation authority and there are no circumstances existing, which make it likely that an investigation, discovery or order will be made.

10.2 The Lender hereby represents and warrants to the Borrower:-

(a) that the Lender was duly incorporated in the Commonwealth of the Bahamas and is validly existing under the laws of the Commonwealth of the Bahamas.

(b) that this Agreement when executed and delivered to the Borrower and when the obligations of the Borrower under Clause 4 of this Agreement and the obligations of the Lender under Clause 5 of this Agreement are both fulfilled will constitute valid and binding obligations of the Lender in accordance with its terms

(c) that all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement to constitute the same valid obligations of the Lender, as the case may be, in accordance with its terms have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(d) The execution and performance of the terms of this Agreement and the documents herein contemplated do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Lender or other documents constituting the Lender, or any other applicable law, rule or regulation to which it is subject, or result in a breach of, or constitute a default under, any instrument to which the Lender is a party or by which it is bound;

(e) It is an independent third party not connected or acting in concert with any of the promoters, directors, chief executive, supervisors, substantial shareholders or management shareholders of the Borrower, the Subsidiaries or any of their respective associates.

11. UNDERTAKINGS

11.1 The Borrower and FSS hereby jointly and severally undertakes and agrees with the Lender as follows:

(a) to carry on and conduct its affairs and business in a proper and efficient manner and will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

(b) to ensure that each Group Company carries on and conducts its affairs and businesses in a proper and efficient manner and that it will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

(c) to ensure that each Group Company does not suspend its operations, or cease to conduct and carry on its business as now conducted;

(d) to utilise the Loan solely for the purpose set out in Clause 3. Use of the Loan for any other purposes would require the approval of the Lender;

(e) to furnish and provide to the Lender such statements, information, explanation and data as the Lender may require regarding the financial conditions of the Group Companies including unaudited reports, monthly management reports and the budget for the next financial year (at least 60 days before the end of the current financial year). Without prejudice to the generality of the foregoing, the Borrower shall furnish and provide to the Lender the Audited Accounts for FY 2006 by the end 30 June 2007 and the Audited Accounts for FY2007 within 90 days from the end of FY2007;

(f) to notify the Lender of any material event or adverse change in the condition (financial or otherwise) of any of the Group Companies and/or the Guarantor of any litigation or proceedings being threatened or initiated against any of them before any court tribunal or administrative agency, which might materially affect the operations or financial condition of such of them all such notification to be given to the Lender not later than seven (7) days after the Borrower has knowledge of the said change or of the said litigation or proceedings or threat thereof and the amount of contingent liability, if such amount is ascertainable;

(g) to use their best endeavours and take all steps necessary to prepare and list the shares of the Borrower on the stock exchanges of Singapore or Hong Kong by the 30 June 2008;

(h) in the event that the Borrower elects not to list the shares of the Borrower upon obtaining the listing approval from the stock exchange of Hong Kong or the stock exchange of Singapore, the Borrower and FSS shall grant a right to and procure each of the Group Companies to grant a right to the Lender to participate in the subsequent listing plans (in any stock exchange) of any of the Group Companies based on the same terms and conditions in this Agreement. Such rights of participation shall be valid for a period of two (2) years from the date of the rejection by the Borrower to list the shares of the Borrower;

(i) in the event that the Borrower/Listco is not Listed by 30 June 2008, in addition to the obligations set out in this Agreement, the Borrower and FSS shall cause the Group Companies, to collectively issue a minimum of 30% of the NPAT as dividends and in this respect, notwithstanding that the Loan may not have been converted into the Converted Shares, the Lender shall be entitled to receive a payment of a sum equivalent to such dividends as if the Loan was converted into the Converted Shares. For the purposes of calculating the amount payable to the Lender, the formula set out in Clause 8.1 shall be used with the PE fixed at 8.

(j) Not without the Lender's written consent to:

  (i) Issue any dividends of the Group Companies except in accordance with Clause 11.1(i);

  (ii) allow any Group Company to issue any shares, share options, bonus shares, share rights issue, or any other form of document or instrument

save in pursuance of the Listing;

(iii) revise or make any changes to the business license of the Borrower and/or the Subsidiaries;

(iv) appoint the Borrower's chief financial officer;

(k) to allow the Lender the right to appoint one candidate as a non-executive director to the Board of Directors of Addup and the Borrower. The remuneration given to the Lender's candidate shall be in accordance with the market practice then prevailing;

(l) to use their best endeavors to appoint the professional team comprising of the issue manager, the accountants and the lawyers for the Listing as soon as possible to the reasonable satisfaction of the Lender;

(m) In the event that the Listing occurs in FY2008, the NPAT for FY 2008 for the Group Companies will be One hundred and Thirty-Five percent (135%) of the NPAT for FY 2007 and in the event that NPAT for FY 2008 fails to meet this increase, the number of Converted Shares will be adjusted accordingly.

(n) FSS shall at all times maintain his shareholding of Apex at 90.67% of the share capital of Apex;

(o) FSS being the majority shareholder of the Group Companies and having, whether directly or indirectly, the controlling interest in all the Group Companies shall ensure that:

(i) the Lender is kept informed of the Restructuring Exercise and shall ensure that the Restructuring Exercise is completed as soon as possible; and

(ii) shall ensure that if the Borrower is not the Listco, the terms of this Agreement and in particular the terms of Conversion shall be applicable as if the Listco were the Borrower.

(p) that no expenditure (whether by one payment or taken together with other payments as a series of payments) above RMB 10,000,000 is made by the Group Companies without the approval of the Lender.

(q) the Borrower shall procure FSS and FSS undertakes, by 15 April 2007, to inject into the Borrower by way of capitalization of the share capital of the Borrower a sum of US$ 7,000,000 for the purposes of enabling the Borrower to pay the Purchase Price to complete the transaction under the Sale Agreement.

11.2 (a) FSS shall and shall procure LYY to extend an interest free loan with a minimum tenure of three (3) years (or such other term as the Lender may agree to) to the

Company for an amount equivalent to US$ 9,200,000 for purposes of the Company's working capital and capital expenditure upon receipt of the Purchase Price. Provided always that FSS may retain a sum of US$ 1,000,000 for his own purposes from the Purchase Price where:

(i) such monies are retained only after the receipt by FSS and LYY of the full Purchase Price;

(ii) the loan extended by FSS and LYY to the Company is sufficient to meet the Company's requirement for all its capital expenditure in respect of its conversion of its lines to extract highly purified aluminium;

(b) In the event of such retention by FSS, the NPAT 2007 used in the calculation of the Converted Shares in Clause 8.1 will be adjusted in the following manner:

(i) where the NPAT 2007 is between US$6,500,000 and US$7,500,000 (both figures inclusive) the NPAT 2007 utilised in the formula will be US$6,500,000; or

(ii) where the NPAT 2007 is above US$7,500,000 then the NPAT 2007 used in the formula will be NPAT 2007 less US$1,000,000.

12. CURRENCY INDEMNITY

12.1 United States Dollars is the sole currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

12.2 Any amount received or recovered in a currency other than United States Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the amount in United States Dollars which it is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

12.3 If that amount in United States Dollars is less than the amount in United States Dollars expressed to be due to the Lender under this Agreement, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For the purpose of this Clause 12.3, it will be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

13. **EVENTS OF DEFAULT**

13.1 If any one or more of the following Events of Default shall occur, that is to say:

(a) the Listing fails to occur by 30 June 2008 due to the default of the Borrower;

(b) the default by any Group Company or FSS in the due performance of their respective obligations under this Agreement and/or by the Elwin Chargor and/or the Guarantor of the Security Documents and such default in the opinion of the Lender remains not satisfactorily remedied for 14 days after written notice thereof has been given to the Borrower by the Lender;

(c) if any representation or warranty made by any Group Company or FSS in this Agreement is inaccurate, misleading or untrue in any material respect;

(d) if any Group Company is in default in the due performance of any of its obligations in this Agreement in any material respect;

(e) if any of the Group Companies takes any action or other steps are taken or legal proceedings are started (under any applicable law) for its winding up, administration or reorganisation (save for a reorganisation solely in preparation for the Listing, such reorganisation plans should obtain the prior approval of the Lender) or change in the management;

(f) if any step is taken by any person for the bankruptcy of the Guarantor, or to appoint a receiver, trustee, administrator, agent or such other officers in similar capacity over the Guarantor;

(g) if any of the Group Companies changes its primary or core business or discontinues business operations or materially changed the nature of its business, or merges or consolidates with any other company or legal entity without obtaining the prior approval of the Lender;

(h) if all or a material part of the properties or rights or interests of any Group Company is expropriated or confiscated or relinquished;

(i) if any Group Company does not pay or is unable to pay any of its debts as it falls due, which exceeds either a single sum of Rmb 10,000,000 or an aggregate sum of Rmb 50,000,000 within one financial year;

(j) if any Group Company defaults, or receives notice of default, under any agreement or obligation relating to any borrowing or indebtedness, or as a result of such default, any of its indebtedness becomes payable or capable of being declared payable before its stated maturity or is not paid when due, of which

exceeds either a single sum of Rmb 10,000,000 or an aggregate sum of Rmb 50,000,000 in within one financial year;

(k) if any Group Company defaults to pay when due any security deposits or any amount payable by it under any guarantee or indemnity in respect of any borrowing indebtedness of any other person, or any charged property of any Group Company can be compulsorily seized or disposed, of which exceeds either a single sum of Rmb 10,000,000 or an aggregate sum of Rmb 50,000,000 in total within one financial year;

(l) a distress, execution or other legal process is levied, enforced or sued upon or against any part of the property, assets or revenues of any Group Company and is not discharged or stayed within 30 days of having been so levied, enforced or sued upon, of which exceeds either a single sum of Rmb 10,000,000 or an aggregate sum of Rmb 50,000,000 within one financial year;

(m) if any Group Company fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court or arbitration institute or competent jurisdiction, of which exceeds either a single sum of Rmb 10,000,000 or an aggregate sum of Rmb 50,000,000 within one financial year;

(n) if there is, or is agreed to be, any transfer of all or substantially all of the assets of any Group Company;

(o) if at any time it is or becomes unlawful for any Group Company, the Guarantor or the Elwin Chargor to perform or comply with any or all of its obligations under this Agreement and/or the Security Documents or any of the obligations of any Group Company and FSS under this Agreement cease to be legal, valid, binding and enforceable, with the exceptions due to the enactment of new laws and rules; and

(o) if any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs

then the Lender may by notice in writing to the Borrower declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default, or, if more than one Event of Default shall have occurred, the date of occurrence of the first Event of Default.

13.2 Upon the declaration by the Lender that an Event of Default has occurred:

(a) the whole of the Total Indebtedness shall immediately become due and payable without any demand or notice of any kind to the Borrower; and

(b) it shall be lawful for the Lender to exercise all or any rights, powers or remedies under this Agreement and the Security Documents without further reference to the Borrower.

Provided always that the Lender shall not have the right to exercise any of its rights under the Security Documents in the event the Total Indebtedness has been fully paid up.

13.3 In the event of any occurrence of an Event of Default before the Loan shall have been drawn, the Lender's obligations hereunder shall automatically and forthwith cease.

13.4 After the declaration by the Lender that an Event of Default has occurred, all moneys received or recovered by the Lender (whether such moneys shall have been received or recovered as a result of or arising from its exercise of all or any rights, powers or remedies under this Agreement, or by way of a set-off or otherwise) shall be applied as follows:

(a) First, in or towards payment of all costs charges and expenses, if any, incurred in enforcing this Agreement;

(b) Secondly, in or towards payment of all fees, costs, charges and expenses whatsoever incurred or paid by the Lender under this Agreement;

(c) Thirdly, in or towards payment to the Lender of all principal and other moneys and liabilities for the time being due, owing or outstanding under this Agreement and where such moneys and liabilities are of a contingent nature, in or towards making full and adequate provisions for payment of such moneys and liabilities as and when they become due and payable; and

(d) Fourthly, any surplus shall be paid to the Borrower or any person lawfully entitled to the same.

14. GENERAL INDEMNITY

Without prejudice to the other provisions of this Agreement, the Borrower undertakes to indemnify the Lender and hold the Lender harmless from and against every loss, cost, charge and expense whatsoever, legal and otherwise, on a full indemnity basis, which

the Lender may sustain, suffer or incur as a consequence of:

(a) any default in the payment of any amount of amounts (whether principal, interest, fees or otherwise) hereunder; or

(b) perfecting the Lender's rights under this Agreement

and such losses, costs, charges or expenses shall include but not be limited to such amount as the Lender shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Parties, save for any manifest error) as being necessary to compensate the Lender for any loss of interest incurred on account of such default from the date of such default to the date of payment of the amount in default.

15. NOTICES

15.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the Parties to or on the other may be delivered personally or sent by prepaid registered post or by facsimile transmission to the address or addresses herein specified of the other Party and shall be deemed to be duly served:

(a) if it is personally delivered, at the time of delivery;

(b) if it is sent by prepaid registered post, two (2) days after posting thereof notwithstanding it is returned through the post undelivered;

(c) if it is sent by facsimile transmission, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by facsimile shall be deemed to be served on the immediately next Business Day.

15.2 For the purpose of this Clause 15, the address for service of each Party shall be as follows or shall be such other address as the Party may from time to time notify the other Parties in writing:-

(a) **Elwin Group Limited**

Address: No: 507 Royal Plaza, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC Postal Code: 110000
Telephone: +86 24 31296178
Facsimile : +86 24 31296178
Attention : Mr Feng Shu Shun

(b) **Shenyang Fangyuan Group Kangping Aluminium Factory Co Ltd 沈阳方圆集团康平铝厂有限公司**

Address: No: 507 Royal Plaza, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC Postal Code: 110000
Telephone: +86 24 31296178
Facsimile : +86 24 31296178
Attention : Mr Feng Shu Shun

(c) **Mr. Feng Shu Shun (冯书顺)**

Address: No: 507 Royal Plaza, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC Postal Code: 110000
Telephone: +86 24 31296178
Facsimile : +86 24 31296178

(d) **Legacy Global Resources Limited**

Address : 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC
Telephone: +86 21 63860600
Facsimile : +86 21 63860601
Attention : Mr. Vincent Lau

16. WAIVER NOT TO PREJUDICE RIGHT OF LENDER

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Borrower or any of the other Parties of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, provided always that:

(a) no neglect or forbearance of the Lender to require and enforce payment of any

moneys hereunder or the performance and observance of any undertaking, stipulation, term and condition herein contained or therein contained, nor any time which may be given to the Borrower or any of the other Parties or any other party shall in any way prejudice or affect any of the rights powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof or thereof, and

(b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.

17. SEVERABILITY

In case any provision in this Agreement shall be, or at any time shall become invalid, illegal and unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

18. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore and the Parties hereby submit to the non-exclusive jurisdiction of the Singapore courts.

19. SUCCESSORS AND ASSIGNS

19.1 This Agreement shall benefit and be binding on the Parties, their permitted assignees and their respective successors. Any reference in this Agreement to any Party shall be construed accordingly.

19.2 The Parties may not assign or transfer all or part of their rights or obligations under this Agreement.

20. COVENANT FOR FURTHER ASSURANCE

The Borrower shall entirely at its own expense, immediately on written demand by the Lender, make, execute, do and perform, or cause to be made, executed, done and performed all such further acts, agreements, assignments, documentation and instruments of whatsoever nature as the Lender shall reasonably require to perfect this Agreement.

21. MISCELLANEOUS

21.1 All stamp fees, legal and other professional fees and out-of-pocket expenses of and in connection with the preparation of this Agreement and/or the Loan shall be borne by the Borrower. Without prejudice to the foregoing all other stamp fees, legal, financial and advisory fees and travelling expenses incurred by the Lender, its officers, agents and representatives reasonably with respect to this Agreement and the Loan shall also be borne by the Borrower but limited to a maximum sum of 0.8% of the Loan amount. All claims for the above fees and expenses shall be supported by invoices, receipts and other documentary evidence. All claims will be deducted from the Loan. In the event that the Lender fails to disburse the Loan within 10 Business Days from the date of receipt of the Drawdown Notice and provided that all the conditions in Clause 4 have been satisfied, the Lender will be responsible for all legal and other professional fees and out-of-pocket expenses of and in connection with the preparation of this Agreement and/or the Loan and will immediately reimburse this sum to the Borrower upon receipt of supporting documentary evidence.

21.2 This Agreement will continue to be binding on the Parties notwithstanding the conversion of the Loan to the Converted Shares under the terms of this Agreement until all obligations of the Parties have been fulfilled. Notwithstanding the foregoing, in the event that the Borrower is listed on either of the Singapore or Hong Kong stock exchange the rights, obligations and responsibilities of the Parties under this Agreement will be terminated.

22. CONFIDENTIALITY

Each Party shall keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information received in the course of preparing this Agreement or any information relating to the contents of this Agreement, whether oral, written or in electronic form or any other media, save for the disclosure on a "need to know" basis to a related company where the disclosure is for a purpose reasonably incidental to this Agreement, or where the disclosure of information is required by law, any court or other competent authority.

23. LANGUAGE AND COUNTERPARTS

This Agreement is written in Chinese and English in two counterparts in each language. One counterpart of each language shall be retained by each Party. The English and Chinese versions of this Agreement shall have equal legal effect. In the event of any inconsistencies between the English and Chinese versions, the English version shall prevail.

24. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CHAPTER 53B)

A person who is not a party to this Agreement has no rights under Contracts (Rights of Third Parties) Act (Cap 53B) of Singapore to enforce any term of this Agreement.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands.

Signed by **Feng Shu Shun (冯书顺)**)
for and on behalf of)
Elwin Group Limited)
in the presence of: Heng Liying Melissa)

Signed by **Feng Shu Shun (冯书顺)**)
for and on behalf of)
Shenyang Fangyuan Group)
Kangping Aluminium Factory)
in the presence of: Heng Liying Melissa)

Signed by **Feng Shu Shun (冯书顺)**)
in the presence of: Heng Liying Melissa)

Signed by **Vincent Lau**)
for and on behalf of)
Legacy Global Resources Limited)
in the presence of:)
Susan Sim

Signed by **Teo Peng Huat**)
for and on behalf of)
Legacy Global Resources Limited)
in the presence of:)
Susan Sim

SCHEDULE 1

ELWIN GROUP LIMITED
(Incorporated in the British Virgin Islands)
(Company)

SHAREHOLDERS' RESOLUTIONS IN WRITING DATED [ ] PASSED PURSUANT TO THE COMPANY'S ARTICLES OF ASSOCIATION

IT WAS NOTED THAT:-

1. **Legacy Global Resources Limited** (***Lender***) has agreed to grant to the Company a loan of US$12,000,000.00 (***Loan***) on the terms and subject to the conditions contained in the Convertible Loan Agreement executed or to be executed between the Lender and the Company (***Convertible Loan Agreement***).

2. The Loan is to be secured on, *inter alia*, a Memorandum of Charge to be executed by Addup Limited ('Addup") the sole shareholder of the company of all rights, interests and benefits in all the issued shares of the Borrower (***Shares***) in favour of the Lender (***Memorandum of Charge***).

3. The Lender has the right to enforce the security under the Memorandum of Charge if the Borrower fails to pay when due, any sum payable under the Convertible Loan Agreement or upon the occurrence of any Event of Default as specified in the Convertible Loan Agreement. As an integral step of the enforcement of the security, Addup shall transfer the Shares to the Lender.

IT WAS RESOLVED THAT:-

The undersigned, being all the shareholders of the Company, hereby approve the following resolutions:

RESOLVED that, subject to receipt by the Company of (i) share transfer forms duly executed by Addup in respect of the transfer of its 50,000 shares FSS or Aviate and in respect of the transfer of 45,000 shares of the Company and (ii) the original share certificates of the 50,000 shares of the Company held by Addup , new share certificates be issued to the Lender or its nominee in respect of the 50,000 shares so transferred and any Director be and is hereby authorized to sign such share certificates and affix the Seal thereto and Offshore Incorporations Limited, the Registered Office, be and is hereby instructed to update the Register of Members accordingly.

RESOLVED that, in connection with the actions contemplated by the foregoing resolutions, FSS, and such other persons as are authorized by FSS be, and each hereby is, authorized, in the name and on behalf of the Company, to do such further acts and things as FSS or such duly

authorized other person shall deem necessary or appropriate in connection with, or to carry out the actions contemplated by, the foregoing resolutions, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to make, execute, deliver, issue or file (or cause to be made, executed, delivered or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents and waivers, and all amendments to any such agreements, documents, instruments or certificates, and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable to carry out the intent of the foregoing resolutions, the authority for the taking of any such action and the execution and delivery of such of the foregoing to be conclusively evidenced thereby.

....

Feng Shu Shun (冯书顺)
for and on behalf of Addup Limited

SCHEDULE 2
ELWIN GROUP LIMITED
(Incorporated in the British Virgin Islands)
(Company)

CERTIFIED TRUE EXTRACT OF THE MEMORANDUM IN WRITING BY THE SOLE DIRECTOR OF THE COMPANY DATED [•] PREPARED IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF ASSOCIATION

1. It was noted that Legacy Global Resources Limited (***Lender***) has agreed to grant to the Company a loan of US$12,000,000.00 (*Loan*) on the terms and subject to the conditions contained in the Convertible Loan Agreement executed or to be executed between the Lender and the Company (***Convertible Loan Agreement***).

2. The draft Convertible Loan Agreement annexed hereto was carefully considered by the Director.

3. The Director has considered the matter carefully and is of the view that the transactions contemplated under the Convertible Loan Agreement are in the best interests of the Company. The Director confirmed that he has disclosed and recorded all his interests in the subject matter of this memorandum.

4. **IT WAS RESOLVED THAT:-**

4.1 the terms of the Convertible Loan Agreement be noted, approved and adopted;

4.2 it is in the interest and to the benefit of the Company to enter into the Convertible Loan Agreement;

4.3 the Company enters into the Convertible Loan Agreement;

4.4 the Common Seal of the Company be and is hereby authorised to be affixed unto the Convertible Loan Agreement and any other document deemed by any Director to be incidental to, ancillary to or expedient in connection with the Convertible Loan Agreement (together, the ***Transaction Documents***), if required, in accordance with the bye-laws of the Company;

4.5 Feng Shu Shun (冯书顺) be authorised to sign any Transaction Document and to give any notices and/or communications and take any other action required under or in connection with each of the Transaction Documents;

4.6 Feng Shu Shun (冯书顺) be authorised in his absolute discretion to approve any amendment, alteration or modification to each of the Transaction Documents (including amendments, alterations and modifications of substance) and that the signing or sealing thereof or of a copy thereof be conclusive evidence of such approval;

and

4.7 Feng Shu Shun (冯书顺) be authorised to exercise all discretions and to do all acts and things necessary or expedient in relation to the Transaction Documents and to give effect to all matters referred to in this memorandum.

5 The specimen signature of the authorised person referred to in paragraphs 4.5 to 4.7 above is as set out below:

Name	Designation	Specimen Signature
Feng Shu Shun (冯书顺)	Director	

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun (冯书顺)
Director

SCHEDULE 3

SHENYANG FANGYUAN GROUP
KANGPING ALUMINIUM FACTORY CO. LTD.
(Incorporated in the People's Republic of China)
(***Company***)

CERTIFIED TRUE EXTRACT OF THE DIRECTORS' RESOLUTIONS IN WRITING DATED [•] PREPARED IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF ASSOCIATION

---

1. It was noted that Legacy Global Resources Limited (***Lender***) has agreed to grant to Elwin Group Limited (***Borrower***) a loan of US$12,000,000.00 (***Loan***) on the terms and subject to the conditions contained in the Convertible Loan Agreement executed or to be executed between the Lender and the Borrower (***Convertible Loan Agreement***).

2. The Company is a wholly owned subsidiary of the Borrower.

3. The Company is required to undertake certain obligations under the Convertible Loan Agreement and is accordingly required to be a signatory to the Convertible Loan Agreement.

4. The draft Convertible Loan Agreement annexed hereto was carefully considered by the Director.

5. The Director has considered the matter carefully and is of the view that the transactions contemplated under the Convertible Loan Agreement are in the best interests of the Company. The Director confirmed that he has disclosed and recorded all his interests in the subject matter of these resolutions.

6. **IT WAS RESOLVED THAT:-**

6.1 the terms of the Convertible Loan Agreement be noted, approved and adopted;

6.2 it is in the interest and to the benefit of the Company to enter into the Convertible Loan Agreement;

6.3 the Company enters into the Convertible Loan Agreement;

6.4 the Common Seal of the Company be and is hereby authorised to be affixed unto the Convertible Loan Agreement and any other document deemed by any Director to be incidental to, ancillary to or expedient in connection with the Convertible Loan Agreement (together, the ***Transaction Documents***), if required, in accordance with the bye-laws of the Company;

6.5 Feng Shu Shun (冯书顺) be authorised to sign any Transaction Document and to give any notices and/or communications and take any other action required under or in connection with each of the Transaction Documents;

6.6 Feng Shu Shun (冯书顺) be authorised in his absolute discretion to approve any amendment, alteration or modification to each of the Transaction Documents (including amendments, alterations and modifications of substance) and that the signing or sealing thereof or of a copy thereof be conclusive evidence of such approval; and

6.7 Feng Shu Shun (冯书顺) be authorised to exercise all discretions and to do all acts and things necessary or expedient in relation to the Transaction Documents and to give effect to all matters referred to in these resolutions.

7. The specimen signature of the authorised person referred to in paragraphs 6.5 to 6.7 above is as set out below:

Name	Designation	Specimen Signature
Feng Shu Shun (冯书顺)	Director	

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun (冯书顺)
Director

SCHEDULE 4

ELWIN GROUP LIMITED

(Incorporated in the British Virgin Islands)
(*Company*)

CERTIFIED TRUE EXTRACT OF THE SHAREHOLDERS' RESOLUTIONS IN WRITING DATED [•] PASSED PURSUANT TO THE COMPANY'S ARTICLES OF ASSOCIATION

IT WAS RESOLVED THAT:-

The undersigned, being all the shareholders of the Company, hereby approve the following resolutions:

RESOLVED, that the Company is to authorise Feng Shu Shun (冯书顺), acting singly, to enter into, execute, deliver and perform, on behalf of the Company, the Convertible Loan Agreement to be executed by and between Legacy Global Resources Limited and the Company in substantially the form annexed hereto (***Convertible Loan Agreement***) with such changes, modifications or additions thereto as Feng Shu Shun (冯书顺) in his sole discretion may deem necessary or appropriate, the execution thereof to be conclusive evidence of such approval and the authorisation thereof.

RESOLVED, that the Company is to authorise Feng Shu Shun (冯书顺), acting singly, to sign on behalf of the Company the notice of Drawing and any other documents to be given from time pursuant to the said Convertible Loan Agreement.

....
Feng Shu Shun (冯书顺)
For and on behalf of Addup Limited

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun (冯书顺)
Director

SCHEDULE 5

ADDUP LIMITED
(Incorporated in the British Virgin Islands)
(***Company***)

CERTIFIED TRUE EXTRACT OF MEMORANDUM IN WRITING BY THE SOLE DIRECTOR OF THE COMPANY DATED [•] PREPARED IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF ASSOCIATION

1. It was noted that **Legacy Global Resources Limited** (***Lender***) has agreed to grant to Elwin Group Limited (***Borrower***) a loan of US$12,000,000.00 (***Loan***) on the terms and subject to the conditions contained in the Convertible Loan Agreement executed or to be executed between the Lender and the Borrower (***Convertible Loan Agreement***).

2. The Loan is to be secured on, *inter alia*, a Memorandum of Charge to be executed by the Company and Feng Shu Shun (冯书顺) of all rights, interests and benefits in all the issued shares of the Borrower in favour of the Lender (***Memorandum of Charge***).

3. The draft Convertible Loan Agreement and the draft Memorandum of Charge annexed hereto were carefully considered by the Director.

4. The Director has considered the matter carefully and is of the view that the transactions contemplated under the Convertible Loan Agreement and the Memorandum of Charge are in the best interests of the Company. The Director confirmed that he has disclosed all his interests in the subject matter of this memorandum, such interests have been recorded.

5. **IT WAS RESOLVED THAT:-**

   5.1 the terms of the Memorandum of Charge be noted, approved and adopted;

   5.2 it is in the interest and to the benefit of the Company to enter into the Memorandum of Charge;

   5.3 the Company enters into the Memorandum of Charge;

   5.4 the Common Seal of the Company be and is hereby authorised to be affixed unto the Memorandum of Charge and any other document deemed by any Director to be incidental to, ancillary to or expedient in connection with the Memorandum of Charge (together, the ***Transaction Documents***), if required, in accordance with the bye-laws of the Company;

   5.5 Feng Shu Shun (冯书顺) be authorised to sign any Transaction Document and to give any notices and/or communications and take any other action required under or in connection with each of the Transaction Documents;

5.6 Feng Shu Shun(冯书顺) be authorised in his absolute discretion to approve any amendment, alteration or modification to each of the Transaction Documents (including amendments, alterations and modifications of substance) and that the signing or sealing thereof or of a copy thereof be conclusive evidence of such approval; and

5.7 Feng Shu Shun(冯书顺) be authorised to exercise all discretions and to do all acts and things necessary or expedient in relation to the Transaction Documents and to give effect to all matters referred to in this memorandum.

6. The specimen signature of the authorised person referred to in paragraphs 5.5 to 5.7 above is as set out below:

Name	Designation	Specimen Signature
Feng Shu Shun(冯书顺)	Director	

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun(冯书顺)
For and on behalf of Apex Capital Group Inc

SCHEDULE 6

Drawdown Notice

Date :

Legacy Global Resources Limited
233 Tai Cang Road,
#06-07 The Platinum,
Luwan District,
Shanghai 200020,
PRC

Attn : Mr. Vincent Lau

Dear Sir,

Re : Loan Drawdown under Convertible Loan Agreement ("the Agreement")

We refer to the Agreement and pursuant to the terms thereof, we wish to drawdown the full loan of US$12,000,000 as availed under the Agreement. The Costs will be deducted from the US$12,000,000 and the balance payment is to be made to Elwin Group Limited via telegraphic transfer on or before 27 February 2007 in the following manner:

(i) a sum of US$10,800,000 to be transferred to our Bank Account in Hong Kong, the particulars of which are:
Beneficiary Bank: The Hongkong and Shanghai Banking Corporation Limited (Tsim Sha Tsui Branch)
Swift Code: HSBCHKHHHKH
Beneficiary: Elwin Group Limited
Beneficiary Account No: 636-454787-838

(ii) the balance of the Loan less the Costs by way of a Bank Draft

This loan disbursement shall be subject to the terms and conditions as contained in this Agreement. We confirm that at the date of this Notice, there are no existing breaches to our Representations, Warranties and Undertakings under the Agreement.

Yours faithfully,

Feng Shu Shun (冯书顺)
for and on behalf of **ELWIN GROUP LIMITED**

SCHEDULE 7

Notice of Conversion

To : Elwin Group Limited/the Listco

From : Legacy Global Resources Limited

We refer to the Convertible Loan Agreement (the "Agreement") dated [ ] 2007 made between Elwin Group Limited and Legacy Global Resources Limited. Terms defined in the Agreement have the same meanings herein.

We hereby give you notice that we will pursuant to Clause 8 of the Agreement convert the Loan into Shares according to the terms of the Agreement. Please arrange to lodge the Security Documents and the original share certificates of the Shares with the company's share registrar within three (3) Business Days from the date of your receipt of this notice and provide us with evidence of such lodgement within 5 Business Days from the date of receipt of this notice. The relevant share certificates shall be given to us within 14 Business Days from the date of receipt of the notice of conversion.

Dated [ ]

Yours faithfully,
for and on behalf of
Legacy Global Resources Limited

By: ______________________

Name: ______________________

Title: ______________________